Exhibit 99

PRESS RELEASE

GE Reports First-Quarter EPS up 10% to $.44 per share;
Reaffirms Total Year 2007 Guidance

1Q ’07 Highlights (Continuing Operations)

  Earnings per share (EPS) of $.44, up 10%; Earnings of $4.5 billion, up 8%
  Revenues of $40.2 billion, up 6%; Organic revenue growth of 8%
  Global revenues of $19.6 billion, up 9%, and developing markets revenues of $7 billion, up 14%
  Major equipment backlog of $37 billion, up 32%; services orders up 11%; financial services assets grew 22%
  Segment operating profit margin increased 130 basis points to 14.4%
  Return on average total capital (ROTC) increased 100 basis points to 18.1%
  Cash flow from GE’s operating activities (CFOA) of $7.4 billion, up 10%

Fairfield, Conn., April 13, 2007 - GE announced today record first-quarter 2007 earnings from continuing operations of $4.5 billion or $.44 per share, up 8% and 10%, respectively, from first quarter 2006. Revenues from continuing operations were $40.2 billion, up 6%, increasing 8% organically.

“Infrastructure and Commercial Finance had strong quarters, and combined with the continued turnaround at NBC Universal, we delivered another quarter of double-digit EPS growth,” GE Chairman and CEO Jeff Immelt said. “Demand for global infrastructure in our Energy, Aviation and Oil & Gas businesses helped Infrastructure deliver 28% segment profit growth, while asset and earnings growth in Capital Solutions and Real Estate led to 21% segment profit growth at Commercial Finance. Our global growth was strong with developing markets revenues of $7 billion and total global revenues of $19.6 billion, increasing 14% and 9%, respectively.

“We delivered our ninth straight quarter of organic revenue growth of 2-3 times global GDP. Specifically, services revenues grew 10% and our Imagination Breakthrough programs contributed $5 billion of revenue - all driven by our growth initiative,” Immelt said.

Total orders for the company were up 3%, reflecting comparable first quarter 2006 orders that were particularly robust. Major equipment backlog grew to $37 billion, up 32% year-over-year, and increasing $5 billion from year-end 2006. Major equipment orders were 50% greater than shipments in the quarter, providing highly visible future organic growth. This growing installed base is creating strong demand for the company’s services. Services orders were up 11%, and Customer Service Agreement (CSA) backlog stands at $94 billion, an increase of 9% year-over-year.

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Segment profit grew 13% and segment operating profit margin increased 130 basis points to 14.4%, on track to meet the company’s goal of 100 basis points of margin expansion for the year. Improving margins are driving higher returns. ROTC grew 100 basis points to 18.1%.

“GE Money’s earnings were tempered by challenges at its U.S. mortgage business (WMC), and Healthcare had a temporary regulatory suspension on shipments of its surgical supplies that affected their performance. Both of these businesses are in great shape and should rebound during the remainder of the year,” Immelt said. “Our ability to deliver such a solid quarter with these short-term headwinds truly demonstrates the breadth, strength and diversity of our businesses.

“As communicated at the December investor meeting, we expect to generate $1-2 billion in total gains from dispositions for the year. These gains will be used primarily for restructuring actions to make our businesses more efficient and more profitable,” Immelt said.

In the first quarter, the company realized a $0.6 billion pre-tax gain from the sale of its common stock in Swiss Re. At the same time, the company incurred several significant costs, including a $0.2 billion charge for an asbestos-related legal ruling and $0.4 billion of restructuring and other charges, including $0.1 billion for Industrial, $0.1 billion for Infrastructure, and $0.1 billion for Commercial Finance and GE Money. These items affected the GE and GE Capital Services earnings contributions for the quarter. Additionally, the company’s consolidated tax rate was 17%, in line with its expectations.

First-Quarter 2007 Financial Highlights:

Earnings from continuing operations were a record $4.5 billion, up 8% from $4.2 billion in first quarter 2006. EPS from continuing operations were $.44, up 10% from last year’s $.40. GE’s Infrastructure and Commercial Finance businesses contributed strong double-digit earnings growth for the quarter.

Including the effects of discontinued operations, first-quarter net earnings were $4.5 billion ($.44 per share) in 2007 and $4.4 billion ($.42 per share) in first quarter 2006.

Continuing revenues grew 6% to a record $40.2 billion. Financial services revenues grew 16% over last year to $17.3 billion, reflecting core growth and the net effects of acquisitions. Industrial sales were $22.9 billion, an increase of 7% from first quarter 2006 excluding the net effects of dispositions and the lack of a current-year counterpart to the 2006 Olympics broadcasts, and down 1% including those effects.

Cash generated from GE’s operating activities in the first three months of 2007 totaled $7.4 billion, up 10% from $6.7 billion last year, reflecting a 14% increase in GE Capital Services’ dividends, including proceeds from sales of insurance holdings; and a 6% increase from the industrial businesses.

“We expect to continue to deliver consistent, double-digit earnings growth with expanding margins and increasing returns in 2007. As reflected by our first-quarter results, our businesses are capitalizing on the big drivers of the global economy,” Immelt said. “For the second quarter, we expect to deliver EPS from continuing operations of $.52-.54, up 8-13% over comparable 2006 earnings. For the full year 2007, we are reaffirming our guidance of EPS from continuing operations of $2.18-2.23, an increase of 10-12%.”

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GE will discuss preliminary first-quarter results on a conference call and Webcast at 8:30 a.m. ET today. Call information is available at www.ge.com/investor, and related charts will be posted there prior to the call.

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GE (NYSE: GE) is Imagination at Work -- a diversified technology, media and financial services company focused on solving some of the world’s toughest problems. With products and services ranging from aircraft engines, power generation, water processing and security technology to medical imaging, business and consumer financing, media content and advanced materials, GE serves customers in more than 100 countries and employs more than 300,000 people worldwide. For more information, visit the company's Web site at www.ge.com.

Caution Concerning Forward-Looking Statements:

This document contains “forward-looking statements”— that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” believe,” “seek,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could adversely or positively affect our future results include: the behavior of financial markets, including fluctuations in interest and exchange rates and commodity and equity prices; the commercial and consumer credit environment; the impact of regulation and regulatory and legal actions; strategic actions, including acquisitions and dispositions; future integration of acquired businesses; future financial performance of major industries which we serve, including, without limitation, the air and rail transportation, energy generation, media, real estate and healthcare industries; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Media Contact:
Russell Wilkerson, 203.373.3193 (office); 203.581.2114 (mobile)
russell.wilkerson@ge.com

Investor Contact:
Dan Janki, 203.373.2468 (office)
dan.janki@ge.com

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GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

	Consolidated			GE			Financial Services (GECS)
Three months ended March 31	2007	2006	V%	2007	2006	V%	2007	2006	V%
Revenues
Sales of goods and services	$22,685	$23,484		$22,858	$23,086		$32	$555
Other income	488	451		551	479		-	-
GECS earnings from continuing operations	-	-		3,025	2,405		-	-
GECS revenues from services	17,022	13,886		-	-		17,302	14,126
GECS commercial paper interest rate swap adjustment	-	208		-	-		-	208
Total revenues	40,195	38,029	6%	26,434	25,970	2%	17,334	14,889	16%

Costs and expenses
Cost of sales, operating and administrative expenses	26,826	26,698		20,635	20,701		6,469	6,236
Interest and other financial charges	5,699	4,348		575	384		5,324	4,094
Investment contracts, insurance losses and
insurance annuity benefits	860	749		-	-		930	805
Provision for losses on financing receivables	1,174	822		-	-		1,174	822
Minority interest in net earnings of consolidated affiliates	219	238		126	163		93	75
Total costs and expenses	34,778	32,855	6%	21,336	21,248	0%	13,990	12,032	16%

Earnings from continuing operations before income taxes (a)	5,417	5,174	5%	5,098	4,722	8%	3,344	2,857	17%
Provision for income taxes	(907)	(997)		(588)	(545)		(319)	(452)
Earnings from continuing operations	4,510	4,177	8%	4,510	4,177	8%	3,025	2,405	26%

Earnings (loss) from discontinued operations, net of taxes	(2)	263		(2)	263		(2)	263

Net earnings	$4,508	$4,440	2%	$4,508	$4,440	2%	$3,023	$2,668	13%

Per-share amounts - earnings from continuing operations
Diluted earnings per share	$0.44	$0.40	10%
Basic earnings per share	$0.44	$0.40	10%

Per-share amounts - net earnings
Diluted earnings per share	$0.44	$0.42	5%
Basic earnings per share	$0.44	$0.43	2%

Total average equivalent shares
Diluted shares	10,317	10,480	(2)%
Basic shares	10,284	10,442	(2)%

Dividends declared per share	$0.28	$0.25	12%

(a)
Included in the GECS column for the three months ended March 31, 2007, is a gain on sale of common stock in Swiss Re ($0.6 billion pre tax) and restructuring and other charges ($0.1 billion pre tax). Included in the GE column for the same period are restructuring and other charges ($0.3 billion pre tax) and a charge for an asbestos-related legal ruling ($0.2 billion pre tax).

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "Consolidated" columns. See note 1 to the 2006 consolidated financial statements at www.ge.com/annual06 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)

	Three Months
	Ended March 31
(Dollars in millions)	2007	2006	V%

Revenues
Infrastructure	$11,983	$10,152	18
Commercial Finance	6,283	5,484	15
GE Money	5,807	5,090	14
Healthcare	3,641	3,659	0
NBC Universal	3,484	4,482	(22)
Industrial	7,428	8,140	(9)
Total segment revenues	38,626	37,007	4
Corporate items and eliminations (b)	1,569	1,022	54

Consolidated revenues from continuing operations	$40,195	$38,029	6

Segment profit (a)
Infrastructure	$2,183	$1,703	28
Commercial Finance	1,421	1,174	21
GE Money	851	836	2
Healthcare	520	496	5
NBC Universal	691	654	6
Industrial	481	600	(20)
Total segment profit	6,147	5,463	13

Corporate items and eliminations (c)	(474)	(357)	(33)
GE interest and other financial charges	(575)	(384)	(50)
GE provision for income taxes	(588)	(545)	(8)

Earnings from continuing operations	4,510	4,177	8

Earnings (loss) from discontinued operations, net of taxes	(2)	263	U

Consolidated net earnings	$4,508	$4,440	2

(a)
Segment profit always excludes the effects of principal pension plans, results reported as discontinued operations and accounting changes, and may exclude matters such as charges for restructuring; rationalization and other similar expenses; in-process research and development and certain other acquisition-related charges and balances; technology and product development costs; certain gains and losses from dispositions; and litigation settlements or other charges, responsibility for which preceded the current management team. Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment's management is measured - excluded in determining segment profit, which we refer to as "operating profit," for Healthcare, NBC Universal, and the industrial businesses of the Infrastructure and Industrial segments; included in determining segment profit, which we refer to as "net earnings," for Commercial Finance, GE Money, and the financial services businesses of the Infrastructure segment (Aviation Financial Services, Energy Financial Services and Transportation Finance) and the Industrial segment (Equipment Services).

(b)	Corporate items and eliminations revenues for the three months ended March 31, 2007, included a gain on sale of common stock in Swiss Re ($0.6 billion pre tax).
(c)
Corporate items and eliminations for the three months ended March 31, 2007, included the gain on sale of common stock in Swiss Re, restructuring and other charges ($0.4 billion pre tax) and a charge for an asbestos-related legal ruling ($0.2 billion pre tax).

GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)
Additional Information

	Three Months
	Ended March 31
(Dollars in millions)	2007	2006	V%

Infrastructure
Revenues	$11,983	$10,152	18

Segment profit	$2,183	$1,703	28
Revenues
Aviation	$3,514	$3,041	16
Aviation Financial Services	1,249	934	34
Energy	4,393	3,835	15
Energy Financial Services	324	301	8
Oil & Gas	1,146	772	48
Transportation	1,122	1,023	10
Segment profit
Aviation	$755	$645	17
Aviation Financial Services	388	206	88
Energy	613	436	41
Energy Financial Services	101	117	(14)
Oil & Gas	101	55	84
Transportation	210	204	3

Commercial Finance
Revenues	$6,283	$5,484	15

Segment profit	$1,421	$1,174	21
Revenues
Capital Solutions	$2,893	$2,820	3
Real Estate	1,615	1,075	50
Segment profit
Capital Solutions	$380	$339	12
Real Estate	564	441	28

Industrial
Revenues	$7,428	$8,140	(9)

Segment profit	$481	$600	(20)
Revenues
Consumer & Industrial	$3,233	$3,534	(9)
Equipment Services	1,748	1,634	7
Plastics	1,598	1,644	(3)
Segment profit
Consumer & Industrial	$267	$220	21
Equipment Services	19	16	19
Plastics	121	225	(46)

GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position

(Dollars in billions)
	Consolidated		GE		Financial Services (GECS)
Assets	3/31/07	12/31/06	3/31/07	12/31/06	3/31/07	12/31/06
Cash & marketable securities	$64.4	$62.1	$9.5	$4.8	$58.0	$60.1
Receivables	12.7	14.0	13.0	14.3	-	-
Inventories	13.1	11.4	13.1	11.3	0.1	0.1
GECS financing receivables - net	335.4	334.2	-	-	335.5	334.2
Property, plant & equipment - net	77.7	75.0	16.6	16.7	61.1	58.2
Investment in GECS	-	-	52.7	54.1	-	-
Goodwill & intangible assets	88.9	86.4	61.4	60.5	27.5	26.0
Other assets	121.9	114.1	35.6	34.1	91.8	86.1

Total assets	$714.1	$697.2	$201.9	$195.8	$574.0	$564.7

Liabilities and equity
Borrowings	$450.1	$433.0	$14.3	$11.3	$440.5	$426.3
Investment contracts, insurance liabilities
and insurance annuity benefits	34.8	34.5	-	-	35.2	34.8
Other liabilities & minority interest	114.5	116.9	73.4	72.2	45.1	49.0
Liabilities of discontinued operations	0.5	0.5	-	-	0.5	0.5
Shareowners' equity	114.2	112.3	114.2	112.3	52.7	54.1

Total liabilities and equity	$714.1	$697.2	$201.9	$195.8	$574.0	$564.7

March 31, 2007, information is unaudited. Supplemental consolidating data are shown for "GE" and "GECS." Transactions between GE and GECS have been eliminated from the "Consolidated" columns. See note 1 to the 2006 consolidated financial statements at www.ge.com/annual06 for further information about consolidation matters.

 GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. Specifically, we have referred to organic revenue growth for the three months ended March 31, 2007, compared with the three months ended March 31, 2006; segment operating profit margin excluding the effects of the GE Industrial portion of Corporate items and eliminations; return on average total capital (ROTC), which is calculated using average total shareowners' equity, excluding effects of discontinued operations; and GE Industrial sales excluding the net effects of dispositions and the 2006 Olympics broadcasts. The reasons we use these non-GAAP financial measures and their reconciliation to the most directly comparable GAAP financial measures follow.

(Dollars in millions)	Three months
	ended March 31
Organic Revenue Growth – Continuing Operations	2007	2006	V %

Revenues as reported
Less the effects of	$40,195	$38,029	6%
Acquisitions, business dispositions (other than dispositions of businesses acquired for investment)
and currency exchange rates	2,159	1,761
The 2006 Olympics broadcasts	-	684
The GECS commercial paper interest rate swap adjustment	-	208
Revenues excluding the effects of acquisitions, business dispositions (other than dispositions of businesses acquired for investment), currency exchange rates, the 2006 Olympics broadcasts and
the GECS commercial paper interest rate swap adjustment (organic revenues)	$38,036	$35,376	8%

	Three months			Three months
	ended March 31, 2007			ended March 31, 2006
Segment Operating Profit Margin	Revenues	Op profit	Op profit %	Revenues	Op profit	Op profit %	V pts.

As reported	$23,409	$2,648	11.3%	$23,565	$2,701	11.5%	(0.2)%
Less the effects of
GE Industrial portion of Corporate items and eliminations	97	(702)		7	(383)
GE Industrial revenues, operating profit and operating profit margin excluding the effects of the
Industrial portion of Corporate items and eliminations	$23,312	$3,350	14.4%	$23,558	$3,084	13.1%	1.3%

	Three months
	ended March 31
Average Total Shareowners' Equity, Excluding Effects of Discontinued Operations (a)	2007	2006

Average total shareowners' equity (b)	$110,836	$111,210
Less the effects of
Cumulative earnings from discontinued operations	-	1,469
Average net investment in discontinued operations	1,692	6,873
Average total shareowners' equity, excluding effects of discontinued operations (a)	$109,144	$102,868

(a)
Used for computing ROTC. For GE, ROTC is earnings from continuing operations plus the sum of after-tax interest and other financial charges and minority interest, divided by the sum of the averages of total shareowners' equity (excluding effects of discontinued operations), borrowings, mandatorily redeemable preferred stock and minority interest (on a 12-month basis, calculated using a five-point average).

(b)	On a 12-month basis, calculated using a five-point average.
U.S. GAAP requires earnings of discontinued operations to be displayed separately in the Statement of Earnings. Accordingly, the numerators used in our calculations of ROTC exclude those earnings (losses). Further, we believe that it is appropriate to exclude from the denominators, specifically the average total shareowners' equity component, the cumulative effect of those earnings for each of the years for which related discontinued operations were presented, as well as our average net investment in discontinued operations since the second half of 2005. Had we disposed of these operations before mid-2005, proceeds would have been applied to reduce parent-supported debt at GE Capital; however, since parent-supported debt at GE Capital was retired in the first half of 2005, we have assumed that any proceeds after that time would have been distributed to shareowners by means of share repurchases, thus reducing average total shareowners' equity

	Three months
	ended March 31
GE Industrial sales excluding dispositions and the 2006 Olympics broadcasts	2007	2006	V %

As reported	$22,858	$23,086	(1)%
Less the effects of
Industrial business dispositions (other than dispositions of businesses acquired for investment)	-	1,066
The 2006 Olympics broadcasts	-	684
GE Industrial sales excluding the effects of industrial business dispositions
(other than dispositions of businesses acquired for investment) and the 2006 Olympics broadcasts	$22,858	$21,336	7%

We believe that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. In some cases, short-term patterns and long-term trends may be obscured by large factors or events. For example, events or trends in a particular segment may be so significant as to obscure patterns and trends of our industrial or financial services businesses in total. For this reason, we believe that investors may find it useful to see our 2007 revenue growth without the effects of acquisitions, dispositions, currency exchange rates, the 2006 Olympics broadcasts and the GECS commercial paper interest rate swap adjustment; segment operating profit margin excluding the effects of the GE Industrial portion of Corporate items and eliminations; average total shareowners' equity, excluding effects of discontinued operations; and GE Industrial sales excluding the effects of industrial business dispositions (other than dispositions of businesses acquired for investment) and the 2006 Olympics broadcasts.